EXHIBIT 23.1
CONSENT OF EXPERTS


                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant

                                                  330 E. Warm Springs
                                                 Las Vegas, NV  89119
                                                         702.528.1984
                                                  425.928.2877 (efax)


To Whom It May Concern:

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which grants an aggregate of 1,200,000 Shares of Common stock of eCom, Inc., under a certain "Consulting Agreements" with Frank Speight and Thomas C. Cook, Esq. and to the incorporation by reference therein of our report dated March 29, 2001, and May 21, 2001, with respect to the consolidated financial statements of the Company included in its annual report and the quarterly reports filed with the Securities and Exchange Commission.


/s/ G. Brad Beckstead
-------------------------
G. Brad Beckstead, CPA

August 20, 2001

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